Exhibit 99.1

F.N.B. Corporation Reports Third Quarter 2016 Earnings

PITTSBURGH, Oct. 19, 2016 /PRNewswire/ -- F.N.B. Corporation (NYSE: FNB) reported earnings for the third quarter of 2016 with net income available to common stockholders of $50.2 million, or $0.24 per diluted common share. Comparatively, second quarter of 2016 net income available to common stockholders totaled $39.3 million, or $0.19 per share, including $0.03 per share in merger expense, and third quarter of 2015 net income available to common stockholders totaled $38.0 million, or $0.22 per share. Quarterly results are summarized in the table below.

Vincent J. Delie, Jr., President and Chief Executive Officer, commented, "FNB delivered another strong performance with operating net income per diluted common share increasing 9% compared to the prior quarter and record operating net income of $50.4 million. The third quarter's performance was also highlighted by record levels of revenue and an improved efficiency ratio. Additionally, our results reflect the full realization of cost savings from the Metro and Fifth Third branch acquisitions. The continued improvement in our efficiency ratio coupled with our revenue and earnings growth are additional proof points of successfully executing our organic growth and acquisition strategy."

Quarterly Results Summary	3Q16	2Q16	3Q15

Reported Results

Net income available to common stockholders ($ in millions)	$50.2	$39.3	$38.0
Net income per diluted common share	$0.24	$0.19	$0.22

Operating Results (non-GAAP)
Operating net income available to common stockholders ($ in millions)	$50.4	$46.1	$38.9
Operating net income per diluted common share	$0.24	$0.22	$0.22

Average Diluted Shares Outstanding (in 000's)	211,791	211,675	176,513

Operating net income is a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. See the Data Sheets that follow for additional information.

Third Quarter 2016 Highlights
(All comparisons refer to the second quarter of 2016, except as noted; Organic growth in loans and deposits refers to growth excluding the benefit of initial balances from acquisitions.)

Results include the impact from the acquisition of Fifth Third Bank Branches (5/3) on April 22, 2016.

  Organic growth in total average loans was $274 million, or 7.6% annualized, with average commercial loan growth of $80 million, or 3.7% annualized, and average consumer loan growth of $191 million, or 13.1% annualized (includes residential mortgage, direct and indirect installment and home-equity related products).
  On an organic basis, average total deposits declined $57 million, or 1.4% annualized, with organic growth in average non-interest bearing deposits of $69 million, or 6.9% annualized, offset by an expected decline in time deposits.
  The reported net interest margin (non-GAAP) decreased five basis points to 3.36%, compared to 3.41% in the prior quarter. The core net interest margin (non-GAAP) narrowed three basis points to 3.32%, compared to 3.35% in the prior quarter.
  The efficiency ratio (non-GAAP) of 54.4% continued to improve from 55.4% in the prior quarter and 55.6% in the year-ago quarter.
  Credit quality results reflect stable non-performing asset levels and slightly decreased total delinquency levels. Non-performing loans and other real estate owned (OREO) to total originated loans and OREO was 1.08%, improving 7 basis points from 1.15% in the prior quarter, and total originated delinquency decreased 2 basis points to 1.00% at September 30, 2016. Net originated charge-offs were 0.41% annualized of total average originated loans, compared to 0.35% annualized in the second quarter of 2016 and 0.22% annualized in the year-ago quarter.
  The tangible common equity to tangible assets ratio (non-GAAP) was 6.69% at September 30, 2016, compared to 6.68% at June 30, 2016, reflecting retained earnings of $24.8 million supporting strong loan growth and the addition of Fifth Third Bank branches and related balances. The tangible book value per common share (non-GAAP) increased $0.13 to $6.53 at September 30, 2016, reflecting net income of $50.2 million, which translates into retained earnings of $24.8 million after paying out $25.4 million in quarterly common dividends.

Third Quarter 2016 Results – Comparison to Prior Quarter
(All comparisons refer to the second quarter of 2016, except as noted; Organic growth in loans and deposits refers to growth excluding the benefit of initial balances from acquisitions.)

Results include the impact from the acquisition of Fifth Third Bank branches (5/3) on April 22, 2016.

Net Interest Income/Loans/Deposits
Net interest income totaled $157.5 million, increasing $3.1 million or 2.0%. The reported net interest margin (non-GAAP) decreased to 3.36%, compared to 3.41%. The core net interest margin (non-GAAP) narrowed 3 basis points to 3.32%, reflecting the extended low interest rate environment that continues to pressure new earning asset yields. Total average earning assets increased $0.5 billion or 3.0%, due to continued organic loan growth and modest growth in the securities portfolio.

Average loans totaled $14.6 billion and increased $297 million, or 8.2% annualized, primarily attributable to organic average loan growth of $274 million, or 7.6% annualized. Average organic consumer loan growth was $191 million, or 13.1% annualized, led by strong demand and increased origination volume in residential mortgage and indirect auto loans.

Total average deposits totaled $15.7 billion and increased $16 million, or 0.4% annualized. Organic growth in low-cost non-interest bearing deposit accounts was $69 million, or 6.9% annualized, which was due mainly to seasonally higher business DDA balances. On an organic basis, growth in average non-interest bearing deposits was offset by an expected decline in time deposits of $97 million, or 14.4% annualized.

Non-Interest Income
Non-interest income totaled $53.2 million, increasing $1.8 million, or 3.6%. The increase in non-interest income was supported by strong performance in our fee-based businesses, notably mortgage banking, capital markets (defined as swap income, international banking and syndications) and insurance. Commercial loan interest rate swaps had increased demand across the footprint resulting in increased fee income. Mortgage banking income increased $0.8 million to $3.6 million, reflecting higher overall production levels. Insurance revenues increased $0.8 million to $4.9 million, reflecting new client acquisition and seasonally higher commissions. Non-interest income equaled 25% of total revenue.

Non-Interest Expense
Non-interest expense totaled $121.1 million, decreasing $8.6 million, or 6.6%, and included a $10.3 million decrease in merger expense to $0.3 million, compared to $10.6 million in the prior quarter. Absent these merger expenses, non-interest expense would have increased $1.7 million, or 1.4%. The efficiency ratio (non-GAAP) improved to 54.4%, compared to 55.4% in the prior quarter, reflecting the full realization of cost savings from the Metro merger.

Credit Quality
Credit quality results continued to reflect solid performance and stable non-performing asset and total delinquency levels. The ratio of non-performing loans and OREO to total loans and OREO improved 3 basis points to 0.92%, and for the originated portfolio, the ratio of non-performing loans and OREO to total loans and OREO decreased 7 basis points to 1.08%. Total originated delinquency, defined as total past due and non-accrual originated loans as a percentage of total originated loans, decreased 2 basis points to 1.00%, compared to 1.02% at June 30, 2016.

Net charge-offs totaled $12.1 million, or 0.33% annualized of total average loans, compared to $10.1 million, or 0.28% annualized in the prior quarter. For the originated portfolio, net charge-offs were $12.3 million, or 0.41% annualized of total average originated loans, compared to $9.9 million or 0.35% annualized. The increase in net charge-offs during the quarter was primarily due to the successful exit of some rated credits at slightly better than positioned levels. The ratio of the allowance for loan losses to total originated loans decreased by 3 basis points from June 30, 2016 to 1.23% at September 30, 2016, reflecting the utilization of previously-established reserves. The provision for loan losses totaled $14.6 million, compared to $16.6 million in the prior quarter.

September 2016 Year-To-Date Results – Comparison to Prior Year-To-Date Period
(All comparisons refer to the first nine months of 2015, except as noted; Organic growth in loans and deposits refers to growth excluding the benefit of initial balances from acquisitions.)

Results include the impact from the acquisition of Fifth Third Bank branches (5/3) on April 22, 2016, Metro Bancorp, Inc. (METR) on February 13, 2016, and the acquisition of five Bank of America branches (BofA) on September 19, 2015.

Net Interest Income/Loans/Deposits
Net interest income totaled $452.2 million, increasing $81.3 million, or 21.9%, reflecting average earning asset growth of $3.5 billion, or 23.9%. The reported net interest margin (non-GAAP) was 3.39%, compared to 3.43%. The core net interest margin (non-GAAP) narrowed 5 basis points to 3.36%, due to the extended low interest rate environment as origination yields on new earning assets remain pressured.

Average loans totaled $14.1 billion and increased $2.6 billion, or 22.1%, due to the benefit from continued organic loan growth and the acquired METR, 5/3 and BofA balances. Organic growth in total average loans equaled $957 million, or 8.3%. Organic growth in average commercial loans totaled $547 million, or 8.5%, and organic growth in average consumer loans was $404 million or 8.0%. Total organic commercial loan growth was led by the incremental lift from more commercial lending opportunities concentrated in the metropolitan markets of Pittsburgh, Baltimore and Cleveland. Total average consumer loan growth was broad-based with good performance across residential mortgage, indirect auto and home-equity related products.

Average deposits totaled $15.2 billion and increased $3.2 billion, or 27.1%, due to average organic growth of $1.0 billion or 8.3%, and the benefit from acquired METR, 5/3 and BofA balances. On an organic basis, average total transaction deposits increased $1.1 billion or 11.9%. Total loans as a percentage of deposits was 92.5% at September 30, 2016.

Non-Interest Income
Non-interest income totaled $150.7 million, increasing $31.4 million or 26.3%. Non-interest income reflects the benefit of the METR, 5/3 and BofA acquisitions and strong organic growth from capital markets, mortgage banking, wealth management and insurance.

Non-Interest Expense
Non-interest expense totaled $387.3 million, increasing $98.0 million, or 33.9%. The first nine months of 2016 included merger expenses of $35.8 million and a $2.6 million impairment charge on acquired other assets. Absent these items and merger expenses of $1.7 million in the first nine months of 2015, total non-interest expense increased $61.3 million, or 21.3%, compared to the first nine months of 2015, with the increase primarily attributable to the expanded operations from the acquisitions of METR, 5/3 and BofA. The efficiency ratio (non-GAAP) was 55.4%, improved from 56.1% in the first nine months of 2015 due to increased scale including the benefit from new customers gained in expanded markets.

Credit Quality
Credit quality results continued to reflect solid performance with modest increases in non-performing loan and total delinquency levels. For the originated portfolio, non-performing loans and OREO to total loans and OREO was 1.08%, compared to 0.99%, and total originated delinquency increased 11 basis points to 1.00% at September 30, 2016.

Net charge-offs for the first nine months totaled $28.2 million, or 0.27% annualized of total average loans, compared to 0.20% annualized in the prior-year period. Net originated charge- offs were 0.32% annualized of total average originated loans, compared to 0.23% annualized. For the originated portfolio, the allowance for loan losses to total originated loans was 1.23%, compared to 1.22% at September 30, 2015. The ratio of the allowance for loan losses to total loans decreased 9 basis points to 1.06%, with the movement due to additional loan balances from acquisitions without a corresponding allowance for loan losses in accordance with accounting for business combinations. The provision for loan losses was $43.0 million, compared to $27.8 million in the prior-year period. The increase is attributable to strong originated loan growth and limited credit migration.

Capital Position
The tangible common equity to tangible assets ratio (non-GAAP) was 6.69%, compared to 6.68% at June 30, 2016. Book value per common share increased to $11.72, from $11.61 at June 30, 2016. Tangible book value per common share (non-GAAP) increased to $6.53, from $6.40 at June 30, 2016. The common dividend payout ratio for the third quarter of 2016 was 50.7%, reflecting net income of $50.2 million, which translates into retained earnings of $24.8 million after paying out $25.4 million in quarterly common and preferred dividends.

Non-GAAP Financial Measures and Key Performance Indicators
F.N.B. Corporation uses non-GAAP financial measures, such as operating net income available to common stockholders, operating net income per diluted common share, tangible book value per common share, the ratio of tangible common equity to tangible assets, efficiency ratio, net interest margin and core net interest margin to provide information useful to investors in understanding F.N.B. Corporation's operating performance and trends, and to facilitate comparisons with the performance of F.N.B. Corporation's peers. Management uses these measures internally to assess performance in operating the business and to better understand the underlying business performance and trends related to core business activities. The non-GAAP financial measures and key performance indicators used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B. Corporation's reported results prepared in accordance with U.S. GAAP. Reconciliations of GAAP to non-GAAP operating measures to the most directly comparable U.S. GAAP financial measures are included in the tables at the end of this release under the caption "Non- GAAP Financial Measures and Key Performance Indicators."

Operating net income is a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. See the Data Sheets that follow for additional information.

We believe merger expenses are not organic costs to run our operations and facilities. These charges represent expenses to either satisfy contractual obligations of acquired entities without any useful benefit to F.N.B Corporation or to convert and consolidate customer records onto the F.N.B. platforms. These costs are unique to each transaction based on the contracts in existence at the merger date.

For the calculation of net interest margin and the efficiency ratio, interest income amounts are reflected on a fully taxable equivalent (FTE) basis which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35.0% for each period presented. The Corporation uses these measures to provide an economic view believed to be the preferred industry measurement for these items and provides relevant comparison between taxable and non-taxable amounts.

Conference Call
The Company's President and Chief Executive Officer, Vincent J. Delie, Jr., Chief Financial Officer, Vincent J. Calabrese, Jr., and Chief Credit Officer, Gary L. Guerrieri, will host a conference call to discuss the Company's financial results on Thursday, October 20, 2016, at 10:30 AM ET.

Participants are encouraged to pre-register for the conference call at http://dpregister.com/10094097. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.

Dial-in Access (those who did not pre-register): The conference call may be accessed by dialing (844) 802-2440 or (412) 317-5133 for international callers. Participants should ask to be joined into the F.N.B. Corporation call.

Webcast Access: The audio-only call and related presentation materials may be accessed via webcast through the "Shareholder and Investor Relations" section of the Corporation's web site at www.fnbcorporation.com. Access to the live webcast will begin approximately 30 minutes prior to the start of the call.

Presentation Materials: Presentation slides and the earnings release will also be available on the Corporation's web site at www.fnbcorporation.com.
A replay of the call will be available shortly after the completion of the call on the day of the call until midnight ET on Thursday, October 27, 2016. The replay can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the conference replay access code is 10094097. Following the call, a transcript of the call and the related presentation materials will be posted to the "Shareholder and Investor Relations" section of F.N.B. Corporation's web site at www.fnbcorporation.com.

About F.N.B. Corporation F.N.B. Corporation (NYSE: FNB), headquartered in Pittsburgh, Pennsylvania, is a diversified financial services company. On a combined, pro forma basis, including the proposed acquisition of Yadkin Financial Corporation (Yadkin), FNB will operate in eight states and seven major metropolitan areas. FNB holds a significant retail deposit market share in Pittsburgh, Pennsylvania, Baltimore, Maryland, and Cleveland, Ohio, and, assuming the Yadkin acquisition is completed, will add Charlotte, Raleigh-Durham and the Piedmont Triad (Winston-Salem, Greensboro and High Point) in North Carolina. If the proposed Yadkin acquisition is completed (Transaction), the Company will have total combined, pro forma assets of nearly $30 billion, and more than 400 banking offices throughout Pennsylvania, Ohio, Maryland, West Virginia, North Carolina and South Carolina. FNB provides a full range of commercial banking, consumer banking and wealth management solutions through its subsidiary network which is led by its largest affiliate, First National Bank of Pennsylvania, founded in 1864. Commercial banking solutions include corporate banking, small business banking, investment real estate financing, international banking, business credit, capital markets and lease financing. The consumer banking segment provides a full line of consumer banking products and services, including deposit products, mortgage lending, consumer lending and a complete suite of mobile and online banking services. FNB's wealth management services include asset management, private banking and insurance. The Company also operates Regency Finance Company, which has more than 75 consumer finance offices in Pennsylvania, Ohio, Kentucky and Tennessee. The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol "FNB" and is included in Standard & Poor's MidCap 400 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Customers, shareholders and investors can learn more about this regional financial institution by visiting the F.N.B. Corporation web site at http://www.fnbcorporation.com.

Cautionary Statement Regarding Forward-Looking Information
This document/communication/information contains forward looking statements which may contain FNB's expectations or predictions of future financial or business performance or conditions. This document/communication/information may also contain certain forward-looking statements, including certain plans, goals, projections and statements about the proposed Transaction, plans relative to the proposed Transaction, objectives, expectations and intentions regarding the proposed Transaction, the expected timing of the completion of the proposed Transaction, and other statements that are not historical facts. Forward-looking statements, that do not describe historical or current facts, typically are identified by words such as, "believe", "plan", "expect", "anticipate", "intend", "outlook", "estimate", "forecast", "will", "should", "project", "goal", and other similar words and expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. The forward-looking statements are intended to be subject to the safe harbor provided under Section 27A of the Securities Act of 1933, Section 27E of the Securities Exchange Act of 1934, and the Private Securities Litigation Act of 1995.

In addition to factors previously disclosed in FNB's and Yadkin's reports filed with the Securities and Exchange Commission (SEC), the following risk factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: failure to obtain all regulatory approvals and meet other closing conditions to the proposed Transaction between FNB and Yadkin, including approval by the shareholders of FNB and Yadkin, respectively, on the expected terms and time schedule; delay in closing the proposed Transaction; potential risks and challenges attendant to the successful conversions of core data systems; difficulties and delays in integrating the FNB and Yadkin businesses or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; changes in general economic, political or industry conditions; uncertainty in U.S. fiscal policy and monetary policy, including interest rate policies of the Federal Reserve Board (FRB); the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of FNB products and services; potential difficulties encountered by FNB in expanding into a new and remote geographic market; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; the impact, extent and timing of technological changes, capital management activities, competitive pressures on product pricing and services; ability to keep pace with technological changes, including changes regarding maintaining cybersecurity; success, impact and timing of FNB's and Yadkin's respective business strategies, including market acceptance of any new products or services; and implementing FNB's banking philosophy and strategies. Additional risks include the nature, extent, timing and results of governmental and regulatory actions, examinations, reviews, reforms, regulations and interpretations, including those related to the Dodd-Frank Wall Street Reform Act and Consumer Protection Act and Basel III regulatory or capital reforms (including DFAST stress-testing protocols), as well as those involving the Office of the Comptroller of the Currency (OCC), FRB, Federal Deposit Insurance Corporation (FDIC), and Consumer Financial Protection Board (CFPB), and the regulatory approval process associated with the proposed Transaction; the possibility that the proposed Transaction does not close when expected or at all because required regulatory or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the possibility that the anticipated benefits of the proposed Transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where FNB and Yadkin do business; the possibility that the proposed Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management's attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed Transaction; FNB's ability to complete the acquisition and integration of Yadkin successfully; and other factors that may affect future results of FNB and Yadkin. There is no assurance that any of the risks, uncertainties or risk factors identified herein is complete and actual results or events may differ materially from those expressed or implied in the forward-looking statements contained in this document/communication/information.

Additional factors that could cause results to differ materially from those described above can be found in FNB's Annual Report on Form 10-K for the year ended December 31, 2015, and in its subsequent Quarterly Reports on Form 10-Q, including quarters ended March 31 and June 30, 2016, each of which is on file with the SEC and available in the "Investor Relations & Shareholder Services" section of FNB's website, http://www.fnbcorporation.com, under the heading "Reports and Filings" and in other documents FNB files with the SEC, and in Yadkin's Annual Report on Form 10-K for the year ended December 31, 2015, and in its subsequent Quarterly Reports on Form 10-Q, including the quarters ended March 31 and June 30, 2016, each of which is on file with the SEC and available in the "Investor Relations" section of Yadkin's website, http://www.yadkinbank.com, under the heading "Documents" and in other documents Yadkin files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither FNB nor Yadkin assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Additional Information About the Merger and Where to Find It
Communications in this document do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, FNB has filed with the SEC a Registration Statement on Form S-4 that includes a Joint Proxy Statement of FNB and Yadkin and a Prospectus of FNB, as well as other relevant documents concerning the proposed Transaction.

SHAREHOLDERS OF F.N.B. CORPORATION AND YADKIN FINANCIAL CORPORATION ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The Joint Proxy Statement/Prospectus and other relevant materials, and any other documents FNB and Yadkin have filed with the SEC, may be obtained free of charge at the SEC's internet site, http://www.sec.gov. Copies of the documents FNB has filed with the SEC may be obtained, free of charge, by contacting James G. Orie, Chief Legal Officer, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317; and copies of the documents Yadkin has filed with the SEC may be obtained free of charge at Yadkin's website at http://www.yadkinbank.com.

FNB and Yadkin and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Yadkin and F.N.B. in connection with the proposed Transaction. Information concerning such participants' interests in the proposed transaction are set forth in the Joint Proxy Statement/Prospectus.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				Percent Variance
				3Q16 -	3Q16 -
Statement of earnings	3Q16	2Q16	3Q15	2Q16	3Q15
Interest income	$175,110	$170,931	$137,197	2.4	27.6
Interest expense	17,604	16,562	11,996	6.3	46.7
Net interest income	157,506	154,369	125,201	2.0	25.8
Provision for credit losses	14,639	16,640	10,777	-12.0	35.8
Net interest income after provision	142,867	137,729	114,424	3.7	24.9

Service charges	25,756	26,396	18,628	-2.4	38.3
Trust income	5,268	5,405	5,210	-2.5	1.1
Insurance commissions and fees	4,866	4,105	4,423	18.5	10.0
Securities commissions and fees	3,404	3,622	3,304	-6.0	3.0
Mortgage banking operations	3,564	2,753	2,424	29.5	47.0
Net securities gains	299	226	314	n/m	n/m
Other	10,083	8,904	7,056	13.2	42.9
Total non-interest income	53,240	51,411	41,359	3.6	28.7

Salaries and employee benefits	60,927	61,329	51,759	-0.7	17.7
Occupancy and equipment	20,367	20,207	16,194	0.8	25.8
FDIC insurance	5,274	5,103	3,158	3.4	67.0
Amortization of intangibles	3,571	3,388	2,034	5.4	75.5
Other real estate owned	1,172	172	1,299	582.6	-9.8
Merger, acquisition and severance-related	299	10,551	1,312	n/m	n/m
Other	29,440	28,879	22,393	1.9	31.5
Total non-interest expense	121,050	129,629	98,149	-6.6	23.3

Income before income taxes	75,057	59,511	57,634	26.1	30.2
Income taxes	22,889	18,211	17,581	25.7	30.2
Net income	52,168	41,300	40,053	26.3	30.2
Preferred stock dividends	2,010	2,010	2,010
Net income available to common stockholders	$50,158	$39,290	$38,043	27.7	31.8

Earnings per common share:
Basic	$0.24	$0.19	$0.22	26.3	9.1
Diluted	$0.24	$0.19	$0.22	26.3	9.1

Reconciliation of Operating Net Income (non-GAAP):
Net income available to common stockholders	$50,158	$39,290	$38,043
Merger, acquisition and severance costs	299	10,551	1,312
Tax benefit of merger, acquisition and severance costs	(105)	(3,693)	(459)
Operating net income available to common stockholders	$50,352	$46,148	$38,896	9.1	29.5

Net income per diluted common share	$0.24	$0.19	$0.22
Effect of merger, acquisition and severance costs	0.00	0.05	0.01
Tax benefit of merger, acquisition and severance costs	(0.00)	(0.02)	(0.00)
Operating net income per diluted common share	$0.24	$0.22	$0.22	9.1	9.1

Common stock data
Average diluted shares outstanding	211,790,730	211,675,449	176,512,832	0.1	20.0
Period end shares outstanding	210,224,194	210,120,601	175,363,439	0.0	19.9
Book value per common share	$11.72	$11.61	$11.34	1.0	3.4
Tangible book value per common share (1)	$6.53	$6.40	$6.36	2.0	2.7
Dividend payout ratio (common)	50.69%	64.68%	55.67%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Nine Months
	Ended September 30,		Percent
Statement of earnings	2016	2015	Variance
Interest income	$501,795	$406,014	23.6
Interest expense	49,566	35,125	41.1
Net interest income	452,229	370,889	21.9
Provision for credit losses	43,047	27,777	55.0
Net interest income after provision	409,182	343,112	19.3

Service charges	73,428	51,959	41.3
Trust income	15,955	15,803	1.0
Insurance commissions and fees	13,892	12,351	12.5
Securities commissions and fees	10,400	9,958	4.4
Mortgage banking operations	7,912	6,739	17.4
Net securities gains	596	319	n/m
Other	28,512	22,164	28.6
Total non-interest income	150,695	119,293	26.3

Salaries and employee benefits	178,681	151,459	18.0
Occupancy and equipment	58,396	48,988	19.2
FDIC insurance	14,345	9,630	49.0
Amortization of intangibles	9,608	6,148	56.3
Other real estate owned	2,752	3,788	-27.3
Merger, acquisition and severance-related	35,790	1,683	n/m
Other	87,755	67,607	29.8
Total non-interest expense	387,327	289,303	33.9

Income before income taxes	172,550	173,102	-0.3
Income taxes	52,950	52,575	0.7
Net income	119,600	120,527	-0.8
Preferred stock dividends	6,030	6,030
Net income available to common stockholders	$113,570	$114,497	-0.8

Earnings per common share:
Basic	$0.55	$0.65	-15.4
Diluted	$0.55	$0.65	-15.4

Reconciliation of Operating Net Income (non-GAAP):
Net income available to common stockholders	$113,570	$114,497
Merger, acquisition and severance costs	35,790	1,683
Tax benefit of merger, acquisition and severance costs	(12,209)	(589)
Operating net income available to common stockholders	$137,151	$115,591	18.7

Net income per diluted common share	$0.55	$0.65
Effect of merger, acquisition and severance costs	0.18	0.01
Tax benefit of merger, acquisition and severance costs	(0.06)	(0.00)
Operating net income per diluted common share	$0.67	$0.66	1.5

Common stock data
Average diluted shares outstanding	206,133,740	176,200,142	17.0
Period end shares outstanding	210,224,194	175,363,439	19.9
Book value per common share	$11.72	$11.34	3.4
Tangible book value per common share (1)	$6.53	$6.36	2.7
Dividend payout ratio (common)	67.04%	55.31%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

				Percent Variance
				3Q16 -	3Q16 -
Balance Sheet (at period end)	3Q16	2Q16	3Q15	2Q16	3Q15
Assets
Cash and due from banks	$326,599	$285,783	$208,560	14.3	56.6
Interest bearing deposits with banks	118,651	113,244	50,206	4.8	136.3
Cash and cash equivalents	445,250	399,027	258,766	11.6	72.1
Securities available for sale	2,077,616	2,133,662	1,578,526	-2.6	31.6
Securities held to maturity	2,249,245	2,064,305	1,526,290	9.0	47.4
Residential mortgage loans held for sale	17,862	12,062	3,575	48.1	399.6
Loans and leases, net of unearned income	14,773,446	14,563,128	11,873,645	1.4	24.4
Allowance for credit losses	(156,894)	(154,369)	(136,183)	1.6	15.2
Net loans and leases	14,616,552	14,408,759	11,737,462	1.4	24.5
Premises and equipment, net	228,622	224,805	161,689	1.7	41.4
Goodwill	1,022,006	1,021,247	834,141	0.1	22.5
Core deposit and other intangible assets, net	81,646	83,744	46,417	-2.5	75.9
Bank owned life insurance	327,874	328,127	306,061	-0.1	7.1
Other assets	517,241	539,229	383,146	-4.1	35.0
Total Assets	$21,583,914	$21,214,967	$16,836,073	1.7	28.2

Liabilities
Deposits:
Non-interest bearing demand	$4,082,145	$3,969,115	$2,911,435	2.8	40.2
Interest bearing demand	7,032,744	6,657,651	5,558,322	5.6	26.5
Savings	2,299,408	2,284,159	1,736,350	0.7	32.4
Certificates and other time deposits	2,562,587	2,617,637	2,553,629	-2.1	0.4
Total Deposits	15,976,884	15,528,561	12,759,736	2.9	25.2
Short-term borrowings	2,236,105	2,260,411	1,287,302	-1.1	73.7
Long-term borrowings	587,500	656,844	542,653	-10.6	8.3
Other liabilities	212,845	223,813	151,633	-4.9	40.4
Total Liabilities	19,013,334	18,669,630	14,741,324	1.8	29.0

Stockholders' Equity
Preferred Stock	106,882	106,882	106,882	0.0	0.0
Common stock	2,117	2,116	1,766	0.1	19.9
Additional paid-in capital	2,223,530	2,220,243	1,805,926	0.1	23.1
Retained earnings	280,654	255,921	227,287	9.7	23.5
Accumulated other comprehensive loss	(27,852)	(25,459)	(34,397)	9.4	-19.0
Treasury stock	(14,751)	(14,366)	(12,715)	2.7	16.0
Total Stockholders' Equity	2,570,580	2,545,337	2,094,749	1.0	22.7
Total Liabilities and Stockholders' Equity	$21,583,914	$21,214,967	$16,836,073	1.7	28.2

Selected average balances
Total assets	$21,386,156	$20,780,413	$16,732,310	2.9	27.8
Earning assets	19,045,481	18,496,395	14,936,867	3.0	27.5
Interest bearing deposits with banks	140,713	109,432	75,208	28.6	87.1
Securities	4,240,563	4,026,101	3,088,987	5.3	37.3
Residential mortgage loans held for sale	22,476	15,734	8,967	42.9	150.6
Loans and leases, net of unearned income	14,641,729	14,345,128	11,763,705	2.1	24.5
Allowance for credit losses	158,901	150,487	134,206	5.6	18.4
Goodwill and intangibles	1,104,328	1,100,129	876,513	0.4	26.0
Deposits	15,671,857	15,655,637	12,421,564	0.1	26.2
Short-term borrowings	2,303,389	1,716,565	1,546,209	34.2	49.0
Long-term borrowings	616,141	657,059	542,720	-6.2	13.5
Total stockholders' equity	2,562,693	2,532,226	2,082,043	1.2	23.1
Preferred stockholders' equity	106,882	106,882	106,882	0.0	0.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Nine Months
	Ended September 30,		Percent
Balance Sheet (at period end)	2016	2015	Variance
Assets
Cash and due from banks	$326,599	$208,560	56.6
Interest bearing deposits with banks	118,651	50,206	136.3
Cash and cash equivalents	445,250	258,766	72.1
Securities available for sale	2,077,616	1,578,526	31.6
Securities held to maturity	2,249,245	1,526,290	47.4
Residential mortgage loans held for sale	17,862	3,575	399.6
Loans and leases, net of unearned income	14,773,446	11,873,645	24.4
Allowance for credit losses	(156,894)	(136,183)	15.2
Net loans and leases	14,616,552	11,737,462	24.5
Premises and equipment, net	228,622	161,689	41.4
Goodwill	1,022,006	834,141	22.5
Core deposit and other intangible assets, net	81,646	46,417	75.9
Bank owned life insurance	327,874	306,061	7.1
Other assets	517,241	383,146	35.0
Total Assets	$21,583,914	$16,836,073	28.2

Liabilities
Deposits:
Non-interest bearing demand	$4,082,145	$2,911,435	40.2
Interest bearing demand	7,032,744	5,558,322	26.5
Savings	2,299,408	1,736,350	32.4
Certificates and other time deposits	2,562,587	2,553,629	0.4
Total Deposits	15,976,884	12,759,736	25.2
Short-term borrowings	2,236,105	1,287,302	73.7
Long-term borrowings	587,500	542,653	8.3
Other liabilities	212,845	151,633	40.4
Total Liabilities	19,013,334	14,741,324	29.0

Stockholders' Equity
Preferred Stock	106,882	106,882	0.0
Common stock	2,117	1,766	19.9
Additional paid-in capital	2,223,530	1,805,926	23.1
Retained earnings	280,654	227,287	23.5
Accumulated other comprehensive loss	(27,852)	(34,397)	-19.0
Treasury stock	(14,751)	(12,715)	16.0
Total Stockholders' Equity	2,570,580	2,094,749	22.7
Total Liabilities and Stockholders' Equity	$21,583,914	$16,836,073	28.2

Selected average balances
Total assets	$20,364,810	$16,447,712	23.8
Earning assets	18,150,092	14,650,785	23.9
Interest bearing deposits with banks	124,589	75,622	64.8
Securities	3,932,084	3,039,635	29.4
Residential mortgage loans held for sale	14,807	7,298	102.9
Loans and leases, net of unearned income	14,078,612	11,528,230	22.1
Allowance for credit losses	150,807	131,465	14.7
Goodwill and intangibles	1,059,873	876,009	21.0
Deposits	15,176,234	11,939,971	27.1
Short-term borrowings	1,861,438	1,759,200	5.8
Long-term borrowings	640,474	542,091	18.1
Total stockholders' equity	2,475,198	2,062,929	20.0
Preferred stockholders' equity	106,882	106,882	0.0

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				Percent Variance
				3Q16 -	3Q16 -
	3Q16	2Q16	3Q15	2Q16	3Q15
Performance ratios
Return on average equity	8.10%	6.56%	7.63%
Return on average tangible equity (1)	14.87%	12.25%	13.65%
Return on average tangible common equity (1)	15.45%	12.63%	14.25%
Return on average assets	0.97%	0.80%	0.95%
Return on average tangible assets (1)	1.08%	0.90%	1.04%
Net interest margin (FTE) (1) (2)	3.36%	3.41%	3.39%
Yield on earning assets (FTE) (1) (2)	3.72%	3.77%	3.70%
Cost of interest-bearing liabilities	0.48%	0.47%	0.41%
Cost of funds	0.38%	0.37%	0.33%
Efficiency ratio (1)	54.38%	55.45%	55.59%
Effective tax rate	30.50%	30.60%	30.50%

Capital ratios
Equity / assets (period end)	11.91%	12.00%	12.44%
Leverage ratio	7.64%	7.73%	8.20%
Tangible equity / tangible assets (period end) (1)	7.22%	7.21%	7.65%
Tangible common equity / tangible assets (period end) (1)	6.69%	6.68%	6.98%

Balances at period end
Loans and Leases:
Commercial real estate	$5,367,291	$5,355,625	$3,949,246	0.2	35.9
Commercial and industrial	3,088,405	3,079,605	2,491,355	0.3	24.0
Commercial leases	195,271	200,350	199,130	-2.5	-1.9
Commercial loans and leases	8,650,967	8,635,580	6,639,731	0.2	30.3
Direct installment	1,837,395	1,830,206	1,692,638	0.4	8.6
Residential mortgages	1,779,867	1,678,646	1,386,386	6.0	28.4
Indirect installment	1,150,812	1,076,817	974,028	6.9	18.1
Consumer LOC	1,303,223	1,290,053	1,127,002	1.0	15.6
Other	51,182	51,826	53,860	-1.2	-5.0
Total loans and leases	$14,773,446	$14,563,128	$11,873,645	1.4	24.4

Deposits:
Non-interest bearing deposits	$4,082,145	$3,969,115	$2,911,435	2.8	40.2
Interest bearing demand	7,032,744	6,657,651	5,558,322	5.6	26.5
Savings	2,299,408	2,284,159	1,736,350	0.7	32.4
Certificates of deposit and other time deposits	2,562,587	2,617,637	2,553,629	-2.1	0.4
Total deposits	$15,976,884	$15,528,562	$12,759,736	2.9	25.2

Average balances
Loans and Leases:
Commercial real estate	$5,343,485	$5,276,960	$3,910,226	1.3	36.7
Commercial and industrial	3,084,005	3,062,936	2,472,612	0.7	24.7
Commercial leases	196,600	201,481	197,907	-2.4	-0.7
Commercial loans and leases	8,624,090	8,541,377	6,580,745	1.0	31.1
Direct installment	1,834,558	1,807,048	1,687,477	1.5	8.7
Residential mortgages	1,721,162	1,615,438	1,365,253	6.5	26.1
Indirect installment	1,109,047	1,044,870	959,954	6.1	15.5
Consumer LOC	1,295,035	1,281,636	1,121,294	1.0	15.5
Other	57,837	54,759	48,982	5.6	18.1
Total loans and leases	$14,641,729	$14,345,128	$11,763,705	2.1	24.5

Deposits:
Non-interest bearing deposits	$4,021,023	$3,941,857	$2,886,933	2.0	39.3
Interest bearing demand	6,772,963	6,744,744	5,238,598	0.4	29.3
Savings	2,289,836	2,292,185	1,730,818	-0.1	32.3
Certificates of deposit and other time deposits	2,588,035	2,676,851	2,565,215	-3.3	0.9
Total deposits	$15,671,857	$15,655,637	$12,421,564	0.1	26.2

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Nine Months
	Ended September 30,		Percent
	2016	2015	Variance
Performance ratios
Return on average equity	6.45%	7.81%
Return on average tangible equity (1)	11.91%	14.07%
Return on average tangible common equity (1)	12.26%	14.71%
Return on average assets	0.78%	0.98%
Return on average tangible assets (1)	0.88%	1.08%
Net interest margin (FTE) (1) (2)	3.39%	3.43%
Yield on earning assets (FTE) (1) (2)	3.75%	3.75%
Cost of interest-bearing liabilities	0.48%	0.41%
Cost of funds	0.37%	0.33%
Efficiency ratio (1)	55.36%	56.05%
Effective tax rate	30.69%	30.37%

Capital ratios
Equity / assets (period end)	11.91%	12.44%
Leverage ratio	7.64%	8.20%
Tangible equity / tangible assets (period end) (1)	7.22%	7.65%
Tangible common equity / tangible assets (period end) (1)	6.69%	6.98%

Balances at period end
Loans and Leases:
Commercial real estate	$5,367,291	$3,949,246	35.9
Commercial and industrial	3,088,405	2,491,355	24.0
Commercial leases	195,271	199,130	-1.9
Commercial loans and leases	8,650,967	6,639,732	30.3
Direct installment	1,837,395	1,692,638	8.6
Residential mortgages	1,779,867	1,386,386	28.4
Indirect installment	1,150,812	974,028	18.1
Consumer LOC	1,303,223	1,127,002	15.6
Other	51,182	53,860	-5.0
Total loans and leases	$14,773,446	$11,873,646	24.4

Deposits:
Non-interest bearing deposits	$4,082,145	$2,911,435	40.2
Interest bearing demand	7,032,744	5,558,322	26.5
Savings	2,299,408	1,736,350	32.4
Certificates of deposit and other time deposits	2,562,587	2,553,629	0.4
Total deposits	$15,976,884	$12,759,736	25.2

Average balances
Loans and Leases:
Commercial real estate	$5,161,333	$3,853,653	33.9
Commercial and industrial	2,954,000	2,415,242	22.3
Commercial leases	200,752	187,656	7.0
Commercial loans and leases	8,316,085	6,456,551	28.8
Direct installment	1,796,790	1,666,837	7.8
Residential mortgages	1,598,782	1,316,934	21.4
Indirect installment	1,053,822	926,614	13.7
Consumer LOC	1,260,936	1,114,905	13.1
Other	52,197	46,389	12.5
Total loans and leases	$14,078,612	$11,528,230	22.1

Deposits:
Non-interest bearing deposits	$3,804,828	$2,768,012	37.5
Interest bearing demand	6,545,529	4,889,508	33.9
Savings	2,212,213	1,697,732	30.3
Certificates of deposit and other time deposits	2,613,664	2,584,719	1.1
Total deposits	$15,176,234	$11,939,971	27.1

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

				Percent Variance
				3Q16 -	3Q16 -
Asset Quality Data	3Q16	2Q16	3Q15	2Q16	3Q15
Non-Performing Assets
Non-performing loans (3)
Non-accrual loans	$74,828	$67,475	$47,298	10.9	58.2
Restructured loans	20,638	22,542	21,221	-8.4	-2.7
Non-performing loans	95,466	90,017	68,519	6.1	39.3
Other real estate owned (OREO) (4)	40,523	48,344	38,931	-16.2	4.1
Total non-performing assets	$135,989	$138,361	$107,450	-1.7	26.6

Non-performing loans / total loans and leases	0.65%	0.62%	0.58%
Non-performing loans / total originated loans and
and leases (5)	0.76%	0.74%	0.63%
Non-performing loans + OREO / total loans and
leases + OREO	0.92%	0.95%	0.90%
Non-performing loans + OREO / total originated
loans and leases + OREO (5)	1.08%	1.15%	0.99%
Non-performing assets / total assets	0.63%	0.65%	0.64%

Allowance Rollforward
Allowance for credit losses (originated portfolio) (5)
Balance at beginning of period	$148,719	$142,220	$124,196	4.6	19.7
Provision for credit losses	14,072	16,384	11,287	-14.1	24.7
Net loan charge-offs	(12,277)	(9,885)	(5,864)	24.2	109.4
Allowance for credit losses (originated portfolio) (5)	150,514	148,719	129,619	1.2	16.1

Allowance for credit losses (acquired portfolio) (6)
Balance at beginning of period	5,650	5,580	6,945	1.3	-18.6
Provision for credit losses	567	256	(510)	121.5	-211.2
Net loan charge-offs	163	(186)	129	-187.6	26.4
Allowance for credit losses (acquired portfolio) (6)	6,380	5,650	6,564	12.9	-2.8

Total allowance for credit losses	$156,894	$154,369	$136,183	1.6	15.2

Allowance for credit losses / total loans and leases	1.06%	1.06%	1.15%
Allowance for credit losses (originated loans and leases) /
total originated loans and leases (5)	1.23%	1.26%	1.22%
Allowance for credit losses (originated loans and leases) /
total non-performing loans (3)	163.36%	169.89%	194.46%
Net loan charge-offs (annualized) / total average loans
and leases	0.33%	0.28%	0.19%
Net loan charge-offs on originated loans and leases
(annualized) / total average originated loans and
leases (5)	0.41%	0.35%	0.22%

Delinquency - Originated Portfolio (5)
Loans 30-89 days past due	$43,071	$48,706	$43,330	-11.6	-0.6
Loans 90+ days past due	6,906	6,186	6,000	11.6	15.1
Non-accrual loans	71,498	64,998	45,436	10.0	57.4
Total past due and non-accrual loans	$121,475	$119,890	$94,766	1.3	28.2

Total past due and non-accrual loans / total originated loans	1.00%	1.02%	0.89%

Memo item:
Delinquency - Acquired Portfolio (6) (7)
Loans 30-89 days past due	$29,087	$42,939	$21,604	-32.3	34.6
Loans 90+ days past due	42,584	47,085	28,551	-9.6	49.2
Non-accrual loans	3,330	2,477	1,862	n/m	n/m
Total past due and non-accrual loans	$75,001	$92,501	$52,017	-18.9	44.2

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Nine Months
	Ended September 30,		Percent
Asset Quality Data	2016	2015	Variance
Non-Performing Assets
Non-performing loans (3)
Non-accrual loans	$74,828	$47,298	58.2
Restructured loans	20,638	21,221	-2.7
Non-performing loans	95,466	68,519	39.3
Other real estate owned (OREO) (4)	40,523	38,931	4.1
Non-performing loans and OREO	135,989	107,450	26.6
Non-performing investments	0	0	n/m
Total non-performing assets	$135,989	$107,450	26.6

Non-performing loans / total loans and leases	0.65%	0.58%
Non-performing loans / total originated loans and
and leases (5)	0.76%	0.63%
Non-performing loans + OREO / total loans and
leases + OREO	0.92%	0.90%
Non-performing loans + OREO / total originated
loans and leases + OREO (5)	1.08%	0.99%
Non-performing assets / total assets	0.63%	0.64%

Allowance Rollforward
Allowance for credit losses (originated portfolio) (5)
Balance at beginning of period	$135,285	$117,952	14.7
Provision for credit losses	43,296	29,097	48.8
Net loan charge-offs	(28,067)	(17,430)	61.0
Allowance for credit losses (originated portfolio) (5)	150,514	129,619	16.1

Allowance for credit losses (acquired portfolio) (6)
Balance at beginning of period	6,727	7,974	-15.6
Provision for credit losses	(249)	(1,320)	-81.1
Net loan charge-offs	(98)	(90)	8.9
Allowance for credit losses (acquired portfolio) (6)	6,380	6,564	-2.8

Total allowance for credit losses	$156,894	$136,183	15.2

Allowance for credit losses / total loans and leases	1.06%	1.15%
Allowance for credit losses (originated loans and leases) /
total originated loans and leases (5)	1.23%	1.22%
Allowance for credit losses (originated loans and leases) /
total non-performing loans (3)	163.36%	194.46%
Net loan charge-offs (annualized) / total average loans
and leases	0.27%	0.20%
Net loan charge-offs on originated loans and leases
(annualized) / total average originated loans and
leases (5)	0.32%	0.23%

Delinquency - Originated Portfolio (5)
Loans 30-89 days past due	$43,071	$43,330	-0.6
Loans 90+ days past due	6,906	6,000	15.1
Non-accrual loans	71,498	45,436	57.4
Total past due and non-accrual loans	$121,475	$94,766	28.2

Total past due and non-accrual loans / total originated loans	1.00%	0.89%

Memo item:
Delinquency - Acquired Portfolio (6) (7)
Loans 30-89 days past due	$29,087	$21,604	34.6
Loans 90+ days past due	42,584	28,551	49.2
Non-accrual loans	3,330	1,862	n/m
Total past due and non-accrual loans	$75,001	$52,017	44.2

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	3Q16			2Q16
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$140,713	$143	0.40%	$109,432	$97	0.36%
Taxable investment securities (8)	3,919,203	18,432	1.88%	3,728,873	17,977	1.93%
Non-taxable investment securities (2)	321,360	3,456	4.30%	297,228	3,266	4.40%
Residential mortgage loans held for sale	22,476	235	4.19%	15,734	191	4.86%
Loans and leases (2) (9)	14,641,729	155,739	4.23%	14,345,128	152,191	4.27%
Total Interest Earning Assets (2)	19,045,481	178,005	3.72%	18,496,395	173,722	3.77%
Cash and due from banks	287,208			284,061
Allowance for loan losses	(158,901)			(150,487)
Premises and equipment	229,133			221,030
Other assets	1,983,235			1,929,414
Total Assets	$21,386,156			$20,780,413

Liabilities
Deposits:
Interest-bearing demand	$6,772,963	4,094	0.24%	$6,744,744	4,051	0.24%
Savings	2,289,836	449	0.08%	2,292,185	465	0.08%
Certificates and other time	2,588,035	5,934	0.91%	2,676,851	5,908	0.89%
Short-term borrowings	2,303,389	3,607	0.62%	1,716,565	2,559	0.60%
Long-term borrowings	616,141	3,520	2.27%	657,059	3,579	2.19%
Total Interest Bearing Liabilities (2)	14,570,364	17,604	0.48%	14,087,404	16,562	0.47%
Non-interest bearing demand deposits	4,021,023			3,941,857
Other liabilities	232,076			218,926
Total Liabilities	18,823,463			18,248,187
Stockholders' equity	2,562,693			2,532,226
Total Liabilities and Stockholders' Equity	$21,386,156			$20,780,413

Net Interest Earning Assets	$4,475,117			$4,408,991

Net Interest Income (FTE)		160,401			157,160
Tax Equivalent Adjustment		(2,895)			(2,791)
Net Interest Income		$157,506			$154,369

Net Interest Spread			3.24%			3.30%
Net Interest Margin (2)			3.36%			3.41%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	3Q15
		Interest	Average
	Average	Earned	Yield
	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$75,208	$30	0.16%
Taxable investment securities (8)	2,870,378	14,577	2.03%
Non-taxable investment securities (2)	218,609	2,624	4.80%
Residential mortgage loans held for sale	8,967	74	3.30%
Loans and leases (2) (9)	11,763,705	121,842	4.11%
Total Interest Earning Assets (2)	14,936,867	139,147	3.70%
Cash and due from banks	199,115
Allowance for loan losses	(134,206)
Premises and equipment	162,103
Other assets	1,568,431
Total Assets	$16,732,310

Liabilities
Deposits:
Interest-bearing demand	$5,238,598	2,241	0.17%
Savings	1,730,818	198	0.05%
Certificates and other time	2,565,215	5,509	0.85%
Short-term borrowings	1,546,209	1,786	0.46%
Long-term borrowings	542,720	2,262	1.66%
Total Interest Bearing Liabilities (2)	11,623,560	11,996	0.41%
Non-interest bearing demand deposits	2,886,933
Other liabilities	139,774
Total Liabilities	14,650,267
Stockholders' equity	2,082,043
Total Liabilities and Stockholders' Equity	$16,732,310

Net Interest Earning Assets	$3,313,307

Net Interest Income (FTE)		127,151
Tax Equivalent Adjustment		(1,950)
Net Interest Income		$125,201

Net Interest Spread			3.29%
Net Interest Margin (2)			3.39%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Nine Months Ended September 30,
	2016			2015
		Interest	Average		Interest	Average
	Average	Earned	Yield	Average	Earned	Yield
	Outstanding	or Paid	or Rate	Outstanding	or Paid	or Rate
Assets
Interest bearing deposits with banks	$124,589	$357	0.38%	$75,622	$90	0.16%
Taxable investment securities (8)	3,635,224	52,901	1.94%	2,847,290	43,257	2.03%
Non-taxable investment securities (2)	296,860	9,815	4.41%	192,345	7,024	4.87%
Residential mortgage loans held for sale	14,807	504	4.54%	7,298	256	4.68%
Loans and leases (2) (9)	14,078,612	446,366	4.23%	11,528,230	360,925	4.19%
Total Interest Earning Assets (2)	18,150,092	509,943	3.75%	14,650,785	411,552	3.75%
Cash and due from banks	273,457			195,583
Allowance for loan losses	(150,807)			(131,465)
Premises and equipment	213,957			166,572
Other assets	1,878,111			1,566,238
Total Assets	$20,364,810			$16,447,713

Liabilities
Deposits:
Interest-bearing demand	$6,545,529	11,600	0.24%	$4,889,508	6,082	0.17%
Savings	2,212,213	1,278	0.08%	1,697,732	563	0.04%
Certificates and other time	2,613,664	17,509	0.89%	2,584,719	16,388	0.85%
Short-term borrowings	1,861,438	8,527	0.61%	1,759,200	5,348	0.41%
Long-term borrowings	640,474	10,652	2.22%	542,091	6,744	1.66%
Total Interest Bearing Liabilities (2)	13,873,318	49,566	0.48%	11,473,250	35,125	0.41%
Non-interest bearing demand deposits	3,804,828			2,768,012
Other liabilities	211,466			143,521
Total Liabilities	17,889,612			14,384,783
Stockholders' equity	2,475,198			2,062,930
Total Liabilities and Stockholders' Equity	$20,364,810			$16,447,713

Net Interest Earning Assets	$4,276,774			$3,177,535

Net Interest Income (FTE)		460,377			376,427
Tax Equivalent Adjustment		(8,148)			(5,538)
Net Interest Income		$452,229			$370,889

Net Interest Spread			3.27%			3.34%
Net Interest Margin (2)			3.39%			3.43%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE INDICATORS
We believe the following non-GAAP financial measures used by F.N.B. Corporation provide information useful to investors in understanding
F.N.B. Corporation's operating performance and trends, and facilitate comparisons with the performance of F.N.B. Corporation's peers. The non-GAAP financial measures used by F.N.B. Corporation may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, F.N.B.
Corporation's reported results prepared in accordance with U.S. GAAP. The following tables summarize the non-GAAP financial measures included in this press release and derived from amounts reported in F.N.B. Corporation's financial statements.

	3Q16	2Q16	3Q15
Return on average tangible equity:
Net income (annualized)	$207,540	$166,106	$158,907
Amortization of intangibles, net of tax (annualized)	10,970	10,551	6,711
	218,510	176,657	165,618

Average total shareholders' equity	2,562,693	2,532,226	2,082,043
Less: Average intangibles	(1,093,378)	(1,090,542)	(869,110)
	1,469,315	1,441,684	1,212,933

Return on average tangible equity	14.87%	12.25%	13.65%

Return on average tangible common equity:
Net income available to common stockholders (annualized)	$199,543	$158,025	$150,932
Amortization of intangibles, net of tax (annualized)	10,970	10,551	6,711
	210,513	168,576	157,643

Average total stockholders' equity	2,562,693	2,532,226	2,082,043
Less: Average preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: Average intangibles	(1,093,378)	(1,090,542)	(869,110)
	1,362,433	1,334,802	1,106,051

Return on average tangible common equity	15.45%	12.63%	14.25%

Return on average tangible assets:
Net income (annualized)	$207,540	$166,106	$158,907
Amortization of intangibles, net of tax (annualized)	10,970	10,551	6,711
	218,510	176,657	165,618

Average total assets	21,386,156	20,780,413	16,732,310
Less: Average intangibles	(1,093,378)	(1,090,542)	(869,110)
	20,292,778	19,689,871	15,863,200

Return on average tangible assets	1.08%	0.90%	1.04%

Tangible book value per common share:
Total shareholders' equity	$2,570,580	$2,545,337	$2,094,749
Less: preferred shareholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles	(1,091,876)	(1,094,687)	(873,102)
	1,371,822	1,343,768	1,114,765

Ending shares outstanding	210,224,194	210,120,601	175,363,439

Tangible book value per common share	$6.53	$6.40	$6.36

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Nine Months
	Ended September 30,
	2016	2015
Return on average tangible equity:
Net income (annualized)	$159,757	$161,144
Amortization of intangibles, net of tax (annualized)	9,978	6,826
	169,735	167,970

Average total shareholders' equity	2,475,198	2,062,929
Less: Average intangibles	(1,049,998)	(868,843)
	1,425,200	1,194,086

Return on average tangible equity	11.91%	14.07%

Return on average tangible common equity:
Net income available to common stockholders (annualized)	$151,703	$153,082
Amortization of intangibles, net of tax (annualized)	9,978	6,826
	161,681	159,908

Average total stockholders' equity	2,475,198	2,062,929
Less: Average preferred stockholders' equity	(106,882)	(106,882)
Less: Average intangibles	(1,049,998)	(868,843)
	1,318,318	1,087,204

Return on average tangible common equity	12.26%	14.71%

Return on average tangible assets:
Net income (annualized)	$159,757	$161,144
Amortization of intangibles, net of tax (annualized)	9,978	6,826
	169,735	167,970

Average total assets	20,364,810	16,447,712
Less: Average intangibles	(1,049,998)	(868,843)
	19,314,812	15,578,869

Return on average tangible assets	0.88%	1.08%

Tangible book value per common share:
Total shareholders' equity	$2,570,580	$2,094,749
Less: preferred shareholders' equity	(106,882)	(106,882)
Less: intangibles	(1,091,876)	(873,102)
	1,371,822	1,114,765

Ending shares outstanding	210,224,194	175,363,439

Tangible book value per common share	$6.53	$6.36

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	3Q16	2Q16	3Q15
Tangible equity / tangible assets (period end):
Total shareholders' equity	$2,570,580	$2,545,337	$2,094,749
Less: intangibles	(1,091,876)	(1,094,687)	(873,102)
	1,478,704	1,450,650	1,221,647

Total assets	21,583,914	21,214,967	16,836,073
Less: intangibles	(1,091,876)	(1,094,687)	(873,102)
	20,492,038	20,120,280	15,962,971

Tangible equity / tangible assets (period end)	7.22%	7.21%	7.65%

Tangible common equity / tangible assets (period end):
Total stockholders' equity	$2,570,580	$2,545,337	$2,094,749
Less: preferred stockholders' equity	(106,882)	(106,882)	(106,882)
Less: intangibles	(1,091,876)	(1,094,687)	(873,102)
	1,371,822	1,343,768	1,114,765

Total assets	21,583,914	21,214,967	16,836,073
Less: intangibles	(1,091,876)	(1,094,687)	(873,102)
	20,492,038	20,120,280	15,962,971

Tangible common equity / tangible assets (period end)	6.69%	6.68%	6.98%

KEY PERFORMANCE INDICATORS

Efficiency Ratio (FTE):
Total non-interest expense	$121,050	$129,629	$98,149
Less: amortization of intangibles	(3,571)	(3,388)	(2,034)
Less: OREO expense	(1,172)	(172)	(1,299)
Less: merger costs	(299)	(10,551)	(1,312)
Less: impairment charge on other assets	0	0	0
Adjusted non-interest expense	116,008	115,520	93,503

Net interest income	157,506	154,369	125,201
Taxable equivalent adjustment	2,895	2,791	1,950
Non-interest income	53,240	51,411	41,359
Less: net securities gains	(299)	(226)	(314)
Less: gain on redemption of trust preferred securities	0	0	0
Adjusted net interest income + non-interest income	213,342	208,344	168,197

Efficiency ratio (FTE)	54.38%	55.45%	55.59%

Core Net Interest Margin:
Net interest margin (FTE) (2)	3.36%	3.41%	3.39%
Accretable yield adjustment	-0.04%	-0.06%	-0.01%
Core net interest margin (FTE) (2)	3.32%	3.35%	3.38%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Nine Months
	Ended September 30,
	2016	2015
KEY PERFORMANCE INDICATORS

Efficiency Ratio (FTE):
Total non-interest expense	$387,327	$289,303
Less: amortization of intangibles	(9,608)	(6,148)
Less: OREO expense	(2,752)	(3,788)
Less: merger costs	(35,790)	(1,683)
Less: impairment charge on other assets	(2,585)	0
Adjusted non-interest expense	336,592	277,684

Net interest income	452,229	370,889
Taxable equivalent adjustment	8,148	5,539
Non-interest income	150,695	119,293
Less: net securities gains	(596)	(319)
Less: OTTI	0	0
Less: gain on redemption of trust preferred securities	(2,422)	0
Adjusted net interest income + non-interest income	608,054	495,402

Efficiency ratio (FTE)	55.36%	56.05%

Core Net Interest Margin:
Net interest margin (FTE) (2)	3.39%	3.43%
Accretable yield adjustment	-0.03%	-0.02%
Core net interest margin (FTE) (2)	3.36%	3.41%

(1)	See non-GAAP financial measures section of this Press Release for additional information relating to the calculation of this item.
(2)

The net interest margin, core net interest margin and yield on earning assets (all non-GAAP measures) are presented on a fully taxable equivalent (FTE) basis, which adjusts for the tax benefit of income on certain tax-exempt loans and investments using the federal statutory tax rate of 35% for each period presented.

(3)	Does not include loans acquired at fair value ("acquired portfolio").
(4)	Includes all other real estate owned, including those balances acquired through business combinations that have been in acquired loans prior to foreclosure.
(5)	"Originated Portfolio" or "Originated Loans and Leases" equals loans and leases not included by definition in the Acquired Portfolio.
(6)	"Acquired Portfolio" or "Acquired Loans" equals loans acquired at fair value, accounted for in accordance with ASC 805 which was effective January 1, 2009.
The risk of credit loss on these loans has been considered by virtue of the Corporation's estimate of acquisition-date fair value and these loans are considered accruing as the Corporation primarily recognizes interest income through accretion of the difference between the carrying value of these loans and their expected cash flows. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.
(7)	Represents contractual balances.
(8)	The average balances and yields earned on taxable investment securities are based on historical cost.
(9)	Average balances for loans include non-accrual loans. Loans and leases consist of average total loans and leases less average unearned income. The amount of loan fees included in interest income is immaterial.

CONTACT: Analyst/Institutional Investor Contact: Matthew Lazzaro, 724-983-4254, 412-216-2510 (cell), lazzaro@fnb-corp.com; Media Contact: Jennifer Reel, 724-983-4856, 724-699-6389 (cell), reel@fnb-corp.com